Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
THURSDAY, FEBRUARY 12, 2015	Robert Jordheim
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Vice President, Global Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL™ ANNOUNCES 2014 FOURTH QUARTER, FULL YEAR RESULTS,

2015 FINANCIAL GUIDANCE

– Company achieves record quarterly and annual revenues –

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (Feb. 12, 2015) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the fourth quarter and full year of 2014 as follows:

Quarterly Highlights:

•	Achieved quarterly revenues of $70.9 million, a 17 percent increase over the fourth quarter of 2013, and exceeding revenue guidance of $68 to $69 million.

•	Achieved adjusted net income per fully diluted share of $0.05, exceeding guidance of $0.04.

•	Achieved revenues of $21.8 million in the spine business, an 18 percent increase over the fourth quarter of 2013.

•	Achieved revenues of $12.6 million in the sports medicine business, a 15 percent increase over the fourth quarter of 2013.

•	Achieved revenues of $11.3 million in the orthofixation business, a 44 percent increase over the fourth quarter of 2013.

•	Achieved revenues of $10.3 million in the BGS and general orthopedic business, a 17 percent increase over the fourth quarter of 2013.

•	Announced that Shirley A. Weis, president of Weis Associates, LLC and emerita Vice President and Chief Administrative Officer at Mayo Clinic, joined the company’s board of directors.

•	Announced online publication of a study highlighting nanOss® Advanced Bone Graft Substitutes.

2014 Full Year Highlights:

•	Achieved full year revenues of $262.8 million, exceeding revenue guidance of $260 to $261 million.

•	Achieved above market growth in the spine, sports medicine, BGS and general orthopedic, and orthofixation businesses.

•	Received approval to CE mark Fortiva™ Porcine Dermis and began distribution throughout Europe in March 2014.

•	Announced the first human implantation of the map3® Cellular Allogeneic Bone Graft Strips Allograft in June 2014.

•	Launched more than twenty new products, implants and line extensions.

Fourth Quarter 2014

Worldwide revenues were $70.9 million for the fourth quarter of 2014 compared to revenues of $60.5 million for the fourth quarter of 2013. Domestic revenues were $65.4 million for the fourth quarter of 2014 compared to revenues of $54.4 million for the fourth quarter of 2013. International revenues were $5.4 million for the fourth quarter of 2014 compared to revenues of $6.1 million for the fourth quarter of 2013. On a constant currency basis, international revenues for the fourth quarter of 2013 decreased 4 percent compared to the fourth quarter of 2013.

“Revenues for the quarter exceeded our expectations and we were very pleased to see growth in almost every area of our business,” said Brian K. Hutchison, president and chief executive officer. “Throughout 2014 we indicated that our goals were to see growth in our sports and spine businesses, gain traction in our direct surgical specialties business and expand distribution of our map3 cellular allogeneic bone graft. I’m pleased to report that we achieved each of these goals.”

For the fourth quarter of 2014, the company reported a net loss applicable to common shares of $136 thousand and a net loss per fully diluted common share of $0.00, based on 56.9 million fully diluted shares outstanding, compared to a net loss applicable to common shares of $8.5 million and a net loss per fully diluted common share of $0.15 for the fourth quarter of 2013, based on 56.4 million fully diluted shares outstanding. The fourth quarter of 2014 included a pre-tax severance charge of $4.3 million and a pre-tax litigation settlement charge of $185 thousand. For the fourth quarter of 2014, on a non-GAAP basis, excluding the severance charge and litigation settlement charge, the company reported adjusted net income applicable to common shares of $2.7 million and adjusted net income per fully diluted common share of $0.05.

The company’s fourth quarter of 2014 adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $10.2 million (14 percent of revenues) compared to $5.8 million (10 percent of revenues) for the fourth quarter of 2013.

Full Year 2014

Worldwide revenues were $262.8 million for the full year of 2014 compared to revenues of $198 million for the full year 2013. Domestic revenues were $238.9 million for the full year of 2014 compared to revenues of $177.2 million for the full year 2013. International revenues were $23.9 million for the full year of 2014 compared to $20.8 million for the full year 2013. On a constant currency basis, international revenues for the full year 2014 increased 15 percent compared to the full year 2013. Our prior year worldwide revenues for the full year 2013 include $36 million from the Pioneer acquisition for the period of July 16, 2013 to December 31, 2013, whereas our current year period includes a full year of Pioneer-related revenues. If the acquisition were effective January 1 for both 2013 and 2014, worldwide revenues would have increased by 8 percent.

For the full year 2014, the company reported a net loss applicable to common shares of $417 thousand and net loss per fully diluted common share of $0.01, based on 56.7 million fully diluted shares outstanding, compared to a net loss applicable to common shares of $19.2 million and net loss per fully diluted common share of $0.34, based on 56.3 million fully diluted shares outstanding for the full year 2013. For the full year of 2014, on a non-GAAP basis, excluding severance charges, the litigation settlement charge, and the inventory purchase accounting adjustment taken in the first quarter, the company reported adjusted net income applicable to common shares of $6.2 million and adjusted net income per fully diluted common share of $0.11.

The company’s full year 2014 adjusted EBITDA, as detailed in the reconciliation provided later in this release, was $34.0 million (13 percent of revenues) compared to $15.1 million (8 percent of revenues) for the full year 2013.

Fiscal 2015 and First Quarter Outlook

The company expects full year revenues for 2015 to be between $279 million and $285 million. Full year net income per fully diluted common share is expected to be in the range of $0.17 to $0.22, based on 58 million fully diluted common shares outstanding.

For the first quarter of 2015, the company expects revenues to be between $66 million and $67 million, and net income per fully diluted common share to be approximately $0.03, based on 57.5 million fully diluted shares outstanding.

“Due to timing of orders in the commercial businesses we anticipate that first quarter revenue will be slightly down sequentially, but will then increase sequentially on a quarterly basis throughout the year,” said Hutchison. “In 2015, we will target several key initiatives including driving growth in our focused products of nanOss 3D Advanced Bone Graft Substitute, Fortiva Porcine Dermis and map3 Cellular Allogeneic Bone Graft, capturing market share in spine hardware, growing international revenue and controlling spending to continue to improve margins.”

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the fourth quarter and full year results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to advancing science, safety and innovation, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of Advamed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenues	$70,873	$60,506	$262,810	$197,979
Costs of processing and distribution	33,021	39,152	129,013	117,874

Gross profit	37,852	21,354	133,797	80,105

Expenses:
Marketing, general and administrative	28,091	26,080	107,653	81,635
Research and development	4,138	4,051	15,536	15,241
Litigation settlement	185	—	185	3,000
Restructuring charges	—	2,881	—	2,881
Acquisition expenses	—	167	—	6,004
Severance charges	4,341	—	4,798	—

Total operating expenses	36,755	33,179	128,172	108,761

Operating income (loss)	1,097	(11,825)	5,625	(28,656)

Other (expense) income:
Interest expense	(302)	(280)	(1,357)	(542)
Interest income	1	—	9	23
Foreign exchange gain (loss)	1	5	(88)	251

Total other (expense) income - net	(300)	(275)	(1,436)	(268)

Income (loss) before income tax benefit (provision)	797	(12,100)	4,189	(28,924)
Income tax benefit (provision)	(138)	4,323	(1,493)	11,110

Net income (loss)	659	(7,777)	2,696	(17,814)

Convertible preferred dividend	(795)	(750)	(3,113)	(1,375)

Net loss applicable to common shares	$(136)	$(8,527)	$(417)	$(19,189)

Net loss per common share - basic	$(0.00)	$(0.15)	$(0.01)	$(0.34)

Net loss per common share - diluted	$(0.00)	$(0.15)	$(0.01)	$(0.34)

Weighted average shares outstanding - basic	56,910,377	56,387,396	56,735,924	56,258,624

Weighted average shares outstanding - diluted	56,910,377	56,387,396	56,735,924	56,258,624

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net loss	$(136)	$(8,527)	$(417)	$(19,189)
Interest expense, net	301	280	1,348	519
Provision (benefit) for income taxes	138	(4,323)	1,493	(11,110)
Depreciation	2,906	2,551	11,010	8,267
Amortization of intangible assets	1,076	1,437	4,385	3,935

EBITDA	4,285	(8,582)	17,819	(17,578)
Reconciling items impacting EBITDA
Preferred dividend	795	750	3,113	1,375
Non-cash stock based compensation	552	567	2,247	2,220
FX gain (loss)	(1)	(5)	88	(251)
Other reconciling items (1)
Inventory purchase accounting adjustment	—	9,504	5,708	16,379
Severance charges	4,341	—	4,798	—
Restructuring charges	—	2,881	—	2,881
Acquisition expenses	—	167	—	6,004
Integration expenses	—	468	—	1,105
Litigation settlement charge	185	—	185	3,000

Adjusted EBITDA	$10,157	$5,750	$33,958	$15,135

Adjusted EBITDA as a percent of revenues	14%	10%	13%	8%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2014		December 31, 2013
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Loss Applicable to Common Shares	Amount per Diluted Share
As reported	$(136)	$(0.00)	$(8,527)	$(0.15)
Inventory purchase accounting adjustment, net of tax effect (1)	—	—	5,773	0.10
Restructuring charges, net of tax effect (2)	—	—	1,750	0.03
Acquisition expenses, net of tax effect (3)	—	—	152	0.00
Integration expenses, net of tax effect (4)	—	—	284	0.01
Litigation settlement charge, net of tax effect (7)	133	0.00	—	—
Severance charges, net of tax effect (5)	2,710	0.05	—	—

Adjusted	$2,707	$0.05	$(568)	$(0.01)

	Twelve Months Ended
	December 31, 2014		December 31, 2013
	Net Income Applicable to Common Shares	Amount per Diluted Share	Net Loss Applicable to Common Shares	Amount per Diluted Share
As reported	$(417)	$(0.01)	$(19,189)	$(0.34)
Inventory purchase accounting adjustment, net of tax effect (6)	3,467	0.06	9,949	0.18
Litigation settlement charge, net of tax effect (7)	133	0.00	1,822	0.03
Restructuring charges, net of tax effect (8)	—	—	1,750	0.03
Acquisition expenses, net of tax effect (9)	—	—	4,923	0.09
Integration expenses, net of tax effect (10)	—	—	671	0.01
Severance charges, net of tax effect (11)	3,007	0.05	—	—

Adjusted	$6,190	$0.11	$(74)	$(0.00)

Note: Amounts may not foot due to rounding.

Footnotes:	2014	2013

(1) Inventory purchase accounting adjustment, net of tax effect, as follows:
Inventory purchase accounting adjustment		$9,504
Tax effect on inventory purchase accounting adjustment		(3,731)

Inventory purchase accounting adjustment, net of tax effect		$5,773

(2) Restructuring charges, net of tax effect, as follows:
Restructuring Charges		$2,881
Tax effect on restructuring changes		(1,131)

Restructuring charges, net of tax effect		$1,750

(3) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses		$167
Tax effect on acquisition expenses		(15)

Acquisition expenses, net of tax effect		$152

(4) Integration expenses, net of tax effect, as follows:
Integration expenses		$468
Tax effect on integration expenses		(184)

Integration expenses, net of tax effect		$284

(5) Severance charges, net of tax effect, as follows:
Severance charges	$4,341
Tax effect on severance charges	(1,631)

Severance charges, net of tax effect	$2,710

(6) Inventory purchase accounting adjustment, net of tax effect, as follows:
Inventory purchase accounting adjustment	$5,708	$16,379
Tax effect on inventory purchase accounting adjustment	(2,241)	(6,430)

Inventory purchase accounting adjustment, net of tax effect	$3,467	$9,949

(7) Litigation settlement charge, net of tax effect, as follows:
Litigation settlement charge	$185	$3,000
Tax effect on litigation settlement charge	(52)	(1,178)

Litigation settlement charge, net of tax effect	$133	$1,822

(8) Restructuring charges, net of tax effect, as follows:
Restructuring Charges		$2,881
Tax effect on restructuring changes		(1,131)

Restructuring charges, net of tax effect		$1,750

(9) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses		$6,004
Tax effect on acquisition expenses		(1,081)

Acquisition expenses, net of tax effect		$4,923

(10) Integration expenses, net of tax effect, as follows:
Integration expenses		$1,105
Tax effect on integration expenses		(434)

Integration expenses, net of tax effect		$671

(11) Severance charges, net of tax effect, as follows:
Severance charges	$4,798
Tax effect on severance charges	(1,791)

Severance charges, net of tax effect	$3,007

Use of Non-GAAP Financial Measures

To supplement RTI Surgical’s condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including adjusted net income (loss) applicable to common shares, adjusted net income (loss) per fully diluted share and adjusted EBITDA. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliation above.

The following are explanations of the adjustments that management excluded as part of adjusted measures for the three and twelve month period ended December 31, 2014 and 2013 as well as the reasons for excluding the individual item:

2014 and 2013 Inventory purchase accounting adjustment – This adjustment represents the purchase price effects on the sale of acquired Pioneer inventory, which have been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2014 Severance Charges – This adjustment represents a charge and relates to certain expenses associated with the severance costs associated with former employees. Management removes the amount of these severance costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Restructuring charges – This adjustment represents a charge and relates to the severance of certain employees and an office closure as a result of the integration activities following the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Acquisition expenses – This adjustment represents a charge and relates to certain fees associated with the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Integration expenses – This adjustment represents a charge and relates to certain expenses associated with the integration of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2014 and 2013 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of an international distributor dispute in 2014 and certain BTS related lawsuits in 2013. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the period affected and to supplement a comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted net income (loss) applicable to common shares, adjusted net income (loss) per fully diluted share, and adjusted EBITDA should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted net income (loss) applicable to common shares, adjusted net income (loss) per fully diluted share, and adjusted EBITDA in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase accounting adjustment, acquisition expenses, integration expenses, severance costs, and, the litigation settlement charge. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013

Revenues:
Spine	$21,768	$18,414	$82,663	$57,334
Sports medicine	12,582	10,894	46,758	42,594
Bone graft substitutes and general orthopedic	10,275	8,771	36,747	27,864
Ortho fixation	11,296	7,821	37,133	14,525
Surgical specialties	5,792	7,107	26,999	27,666
Dental	6,003	5,637	20,810	19,779
Other revenues	3,157	1,862	11,700	8,217

Total revenues	$70,873	$60,506	$262,810	$197,979

Domestic revenues	65,438	54,385	238,936	177,207
International revenues	5,435	6,121	23,874	20,772

Total revenues	$70,873	$60,506	$262,810	$197,979

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$15,703	$18,721
Accounts receivable - net	38,833	31,752
Inventories - net	113,314	106,126
Prepaid and other assets	29,496	30,060

Total current assets	197,346	186,659

Property, plant and equipment - net	77,028	74,738
Goodwill	54,887	54,887
Other assets - net	48,724	53,570

Total assets	$377,985	$369,854

Liabilities and Stockholders’ Equity
Accounts payable	$26,834	$23,231
Accrued expenses and other current liabilities	29,523	27,782
Current portion of long-term obligations	6,479	1,344

Total current liabilities	62,836	52,357

Deferred revenue	13,460	18,755
Long-term liabilities	81,020	81,152

Total liabilities	157,316	152,264

Preferred stock	52,834	49,537

Stockholders’ equity:
Common stock and additional paid-in capital	415,570	415,415
Accumulated other comprehensive loss	(3,881)	(812)
Accumulated deficit	(243,854)	(246,550)

Total stockholders’ equity	167,835	168,053

Total liabilities and stockholders’ equity	$377,985	$369,854

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$659	$(7,777)	$2,696	$(17,814)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,982	3,988	15,395	12,202
Stock-based compensation	1,337	567	3,032	2,220
Amortization of deferred revenue	(1,207)	(1,222)	(5,420)	(6,451)
Other items to reconcile to net cash provided by (used in) operating activities	659	11,860	(8,809)	5,389

Net cash provided by (used in) operating activities	5,430	7,416	6,894	(4,454)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,305)	(3,857)	(15,577)	(15,011)
Patent and acquired intangible asset costs	(331)	(339)	(737)	(915)
Acquisition of Pioneer Surgical Technology	—	—	—	(126,307)

Net cash used in investing activities	(4,636)	(4,196)	(16,314)	(142,233)

Cash flows from financing activities:
Proceeds from long-term obligations	2,000	—	7,000	68,250
Net (payments) proceeds from short-term obligations	(493)	638	658	638
Payment of debt issuance costs	—	(117)	—	(699)
Proceeds from preferred stock issuance	—	—	—	50,000
Payment of preferred stock issuance costs	—	—	—	(1,290)
Payment of preferred stock dividend	—	(625)	—	(625)
Payments on long-term obligations	(12)	(21)	(682)	(142)
Other financing activities	210	(301)	894	(509)

Net cash provided by (used in) financing activities	1,705	(426)	7,870	115,623

Effect of exchange rate changes on cash and cash equivalents	(726)	(208)	(1,468)	89

Net increase (decrease) in cash and cash equivalents	1,773	2,586	(3,018)	(30,975)
Cash and cash equivalents, beginning of period	13,930	16,135	18,721	49,696

Cash and cash equivalents, end of period	$15,703	$18,721	$15,703	$18,721